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EXHIBIT 21. SUBSIDIARIES OF THE REGISTRANT

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                                                                 JURISDICTION
                                                                      OF
                     NAME OF SUBSIDIARY                          ORGANIZATION
                     ------------------                          ------------
APS Express, Inc............................................          Maryland
Bender Direct Mail Service, Inc.............................          Delaware
Compass Mail Services Holding Corporation...................          Delaware
Compass Mail Services, Inc..................................          Delaware
Compass Mail Services, L.P..................................          Delaware
Compass Print & Mail Services, Inc..........................          Delaware
Compass Print Services Holding Corporation..................          Delaware
Compass Print Services, L.P.................................          Delaware
Compass Receivables Management Corporation..................          Delaware
Compass Receivables Management Holding Corporation..........          Delaware
Compass Receivables Management, L.P.........................          Delaware
Compass Teleservices, Inc...................................        New Jersey
Creditsafe Limited..........................................    United Kingdom
Delivery Verification Service, Inc..........................          Delaware
The Mail Box, Inc...........................................             Texas
MB Strategic Services, Ltd..................................             Texas
MetroWebb, Inc..............................................          Delaware
Mid-Continent Agencies of New York, Inc.....................          New York
MWI Laser Group, Inc........................................          Delaware
National Credit Management Corporation......................          Maryland
Nationwide Debt Recovery, Inc...............................          Delaware
Professional American Collections, Inc......................          Illinois
Total Early Receivables Management Corporation..............          Maryland
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